Exhibit 10.8

November 30, 2022

Ladies and Gentlemen:

Reference is made to the Standby Equity Purchase Agreement dated as of August 31, 2022 (the “SEPA”) between Rubicon Technologies, Inc., a Delaware corporation (the “Company”), and YA II PN, Ltd. (“Investor”). Capitalized terms not defined herein shall have the meanings given to them in the SEPA.

The parties hereto hereby agree that the definition of Maximum Advance Amount set forth in the SEPA shall be deleted in its entirety and replaced with the following:

“Maximum Advance Amount” in respect of each Advance Notice means an amount equal to the average Daily Traded Value of Common Shares on the Company’s Principal Market on the five (5) Trading Days immediately preceding an Advance Notice.

The parties hereto hereby agree that the Company’s compliance or satisfaction of all covenants, representations and warranties, conditions or other provisions of the SEPA referencing or requiring the timely filing of reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act (or the rules and regulations thereunder) shall, in each case, be determined giving effect to permissible extensions for the filing thereof in accordance with Rule 12b-25 under the Exchange Act.

The Company hereby agrees that it shall not file any Registration Statement for the registration of the resale by the Investor of the Registrable Securities (as defined in the Registration Rights Agreement) until after the effectiveness of a Registration Statement filed pursuant to the Registration Rights Agreement (the “Registration Rights Agreement”) of even date herewith between the Company and the Investor covering the resale of at least 18,000,000 Conversion Shares (as defined in the Registration Rights Agreement).

The SEPA (and the amendments to the SEPA made herein), the Securities Purchase Agreement of even date herewith (the “SPA”), and any Transaction Document (as defined in the SPA) are for the sole benefit of the parties thereto and their respective successors and permitted assigns and nothing herein or in the SEPA, the SPA, or any Transaction Document, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

For the avoidance of doubt and subject to the foregoing, it is the intention of the parties hereto that the SEPA (as amended hereby) shall remain in full force and effect from the date hereof until the termination of the SEPA pursuant to the terms thereof.

IN WITNESS WHEREOF, each of the Investor and Issuer has executed or caused this letter agreement to be executed by its duly authorized representative as of the date set forth above.

INVESTOR:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ Matt Beckman
	Name:	Matt Beckman

ISSUER:

RUBICON TECHNOLOGIES, INC.

By:	/s/ Kevin Schubert
Name:	Kevin Schubert
Title:	President